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February 8, 2017

Cardax, Inc.

2800 Woodlawn Drive, Suite 129

Honolulu, HI 96822

KBL, LLP consents to the inclusion of its audit report dated March 30, 2016 related to our certified audit of the financial statements of Cardax, Inc. and Subsidiary for the years ended December 31, 2015 and 2014, and the reference to KBL, LLP under the heading “Experts,” both of which appear in Amendment No. 1 to the Registration Statement on Form S-1 of Cardax, Inc. dated February 8, 2017 (File No. 333-214049).